                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 23, 1996


                               OCCUSYSTEMS, INC.
                               -----------------

             (Exact Name of Registrant as Specified in its Charter)



        Delaware                    0-24440                  75-2543036
    ---------------            ----------------           ----------------
    (State or other            (Commission File           (I.R.S. Employer
    jurisdiction of                 Number)                Identification
    incorporation)                                             Number)



    3010 LBJ Freeway
    Suite 400
    Dallas, Texas                                                75234
    ----------------------------------------              ----------------
    (Address of Principal Executive Offices)                  (Zip Code)


                                 (972) 484-2700
                                 --------------

              (Registrant's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective October 23, 1996, OccuSystems, Inc. (the "Registrant) and OccuCenters, Inc. ("OCI"), a wholly-owned subsidiary of the Registrant, entered into a definitive agreement to acquire all of the outstanding shares of Prizm Environmental & Occupational Health, Inc. a New Jersey corporation (the "Purchased Entity") pursuant to that certain Stock Purchase Agreement (the "Prizm Agreement") by and between Registrant, OCI, and Ardith Grandbouche, Arthur Canario, M.D., Thomas Canario, Richard Machen, and Jeffery Kossack (collectively the "Shareholders"). In consideration for the stock of the Purchased Entity, the Registrant will issue to the Shareholders 625,000 shares of the Registrant's Common Stock, par value $0.01 per share. Such transaction is valued at $17,578,125 based on the value of the Registrant's common stock at $28.125 per share (closing share price on the day the Prizm Agreement was executed). A resale registration statement on Form S-3 has been filed with the Securities and Exchange Commission. The transaction will be accounted for as a pooling of interests.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (a) Financial Statements.

     Prizm Environmental and Occupational Health, Inc.
      Report of Independent Public Accountants
      Balance Sheet as of December 31, 1995 and June 30, 1996
      Statement of Operations for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996
      Statement of Stockholder's Equity for the year ended December 31, 1995 and the six months ended June 30, 1996
      Statement of Cash Flows for the year ended December 31, 1995 and the six months ended June 30, 1995 and 1996
      Notes to Financial Statements

 (b) Pro Forma Financial Information.

     Pro Forma Consolidated Statement of Operations for the year ended
       December 31, 1995
     Pro Forma Consolidated Statement of Operations for the six months ended
       June 30, 1996
     Pro Forma Consolidated Balance Sheet for the period ended June 30, 1996

 (c) Exhibits

     Exhibit 1.1 Stock Purchase Agreement among Registrant, OCI, and Ardith Grandbouche, Arthur Canario, M.D., Thomas Canario,
                     Richard Machen, and Jeffery Kossack

                                   SIGNATURES

     Pursuant to the requirements of the Security and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OCCUSYSTEMS, INC.

                                        By:



 Date: December 5, 1996                              John K. Carlyle
                                        --------------------------------------
                                        John K. Carlyle
                                        President and Chief Executive Officer



                                                   James M. Greenwood
                                        --------------------------------------
                                        James M. Greenwood
                                        Senior Vice President and
                                        Chief Financial Officer
                                        (Principal Accounting Officer)

(a) Financial Statements

(a)  Financial Statements

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Prizm Environmental and Occupational Health, Inc.:

  We have audited the accompanying combined balance sheet of Prizm Environmental and Occupational Health, Inc. as of December 31, 1995, and the related combined statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prizm Environmental and Occupational Health, Inc. as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Dallas, Texas,
 October 17, 1996

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                            COMBINED BALANCE SHEETS

                DECEMBER 31, 1995, AND JUNE 30, 1996 (UNAUDITED)

                                                     DECEMBER 31,
                                                         1995      JUNE 30, 1996
                                                     ------------  -------------
                                                                    (UNAUDITED)
                       ASSETS
Current assets:
  Cash.............................................. $    27,798    $    16,004
  Accounts receivable, net of allowances of
   $1,643,000 at December 31, 1995, and June 30,
   1996.............................................   2,931,511      2,997,117
  Prepaid expenses and other current assets.........      73,183         94,010
                                                     -----------    -----------
    Total current assets............................   3,032,492      3,107,131
Furniture, fixtures and equipment, net..............   1,787,384      1,471,338
Other assets........................................     116,775        166,775
                                                     -----------    -----------
    Total assets.................................... $ 4,936,651    $ 4,745,244
                                                     ===========    ===========
       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable.................................. $ 1,526,483    $   428,826
  Accrued expenses..................................   2,714,188      2,529,912
  Revolving credit note.............................         --       2,399,000
  Notes payable--stockholders.......................   2,012,755        200,000
  Notes payable.....................................     130,050      2,075,000
  Capital lease obligations.........................     662,582        613,133
                                                     -----------    -----------
    Total current liabilities.......................   7,046,058      8,245,871
Notes payable--stockholders.........................   1,239,948            --
Capital lease obligations...........................   1,125,258        845,540
Other long-term obligations.........................     220,510            --
                                                     -----------    -----------
    Total liabilities...............................   9,631,774      9,091,411
Commitments and contingencies
Stockholders' deficit:
  Common stock, no par value, 1,000 shares
   authorized, 775 shares issued and outstanding at
   December 31, 1995, and June 30, 1996.............     402,950        402,950
  Additional paid-in capital........................         --       1,108,180
  Retained deficit..................................  (5,098,073)    (5,857,297)
                                                     -----------    -----------
    Total stockholders' deficit.....................  (4,695,123)    (4,346,167)
                                                     -----------    -----------
    Total liabilities and stockholders' deficit..... $ 4,936,651    $ 4,745,244
                                                     ===========    ===========

      The accompanying notes are an integral part of these balance sheets.

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995,
        AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                                                       SIX MONTHS   SIX MONTHS
                                          YEAR ENDED      ENDED        ENDED
                                         DECEMBER 31,   JUNE 30,     JUNE 30,
                                             1995         1995         1996
                                         ------------  -----------  -----------
                                                       (UNAUDITED)  (UNAUDITED)
Net revenues............................ $12,635,524   $6,160,703   $6,087,324
Costs and expenses:
  Salaries, wages and benefits..........   7,300,519    3,895,302    3,680,945
  Other operating costs.................   4,259,794    1,922,857    2,403,127
  Depreciation and amortization.........   1,515,880      902,862      337,844
                                         -----------   ----------   ----------
    Total costs and expenses............  13,076,193    6,721,021    6,421,916
                                         -----------   ----------   ----------
Operating loss..........................    (440,669)    (560,318)    (334,592)
Interest expense........................    (558,871)    (245,211)    (424,632)
                                         -----------   ----------   ----------
Net loss................................ $  (999,540)  $ (805,529)  $ (759,224)
                                         ===========   ==========   ==========



   The accompanying notes are an integral part of these financial statements.

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     FOR THE YEAR ENDED DECEMBER 31, 1995,
            AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                           COMMON STOCK   ADDITIONAL                  TOTAL
                          ---------------  PAID-IN    RETAINED    STOCKHOLDERS'
                          SHARES  AMOUNT   CAPITAL     DEFICIT       DEFICIT
                          ------ -------- ---------- -----------  -------------
Balance, December 31,
 1994....................  775   $402,950 $      --  $(4,098,533)  $(3,695,583)
  Net loss...............  --         --         --     (999,540)     (999,540)
                           ---   -------- ---------- -----------   -----------
Balance, December 31,
 1995....................  775    402,950        --   (5,098,073)   (4,695,123)
  Conversion of notes
   payable--
   stockholders..........  --         --   1,108,180         --      1,108,180
  Net loss...............  --         --         --     (759,224)     (759,224)
                           ---   -------- ---------- -----------   -----------
Balance, June 30, 1996
 (unaudited).............  775   $402,950 $1,108,180 $(5,857,297)  $(4,346,167)
                           ===   ======== ========== ===========   ===========



   The accompanying notes are an integral part of these financial statements.

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                     FOR THE YEAR ENDED DECEMBER 31, 1995,
        AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                                                       SIX MONTHS  SIX MONTHS
                                           YEAR ENDED     ENDED       ENDED
                                          DECEMBER 31,  JUNE 30,    JUNE 30,
                                              1995        1995        1996
                                          ------------ ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
Cash flows from operating activities:
  Net loss...............................  $ (999,540)  $(805,529) $  (759,224)
  Adjustments to reconcile net loss to
   net cash provided by operating
   activities--
    Depreciation and amortization........   1,515,880     902,862      337,844
    Changes in assets and liabilities--
      Accounts receivable................     113,921     (49,179)     (65,606)
      Other assets.......................     (31,750)     55,668      (86,277)
      Accounts payable...................     116,868     425,832   (1,097,657)
      Accrued expenses...................    (117,722)   (290,115)    (199,690)
      Other liabilities..................       3,006     (32,511)     (52,501)
                                           ----------   ---------  -----------
        Net cash provided by (used in)
         operating activities............     600,663     207,028   (1,923,111)
                                           ----------   ---------  -----------
Cash flows from investing activities:
  Purchases of furniture, fixtures and
   equipment.............................     (23,379)    (23,379)      (6,348)
                                           ----------   ---------  -----------
        Net cash used in investing
         activities......................     (23,379)    (23,379)      (6,348)
                                           ----------   ---------  -----------
Cash flows from financing activities:
  Increase in revolving credit note......         --          --     2,399,000
  Proceeds from notes payable--
   stockholders..........................      62,715      62,715          --
  Payments on notes payable--
   stockholders..........................         --          --    (2,097,118)
  Proceeds from notes payable............         --          --     2,075,000
  Payments on notes payable..............    (223,777)   (110,460)    (130,050)
  Payments on capital lease obligations..    (524,949)   (261,029)    (329,167)
                                           ----------   ---------  -----------
        Net cash provided by (used in)
         financing activities............    (686,011)   (308,774)   1,917,665
                                           ----------   ---------  -----------
Net decrease in cash.....................    (108,727)   (125,125)     (11,794)
Cash, beginning of year..................     136,525     136,525       27,798
                                           ----------   ---------  -----------
Cash, end of year........................  $   27,798   $  11,400  $    16,004
                                           ==========   =========  ===========
Supplemental disclosure of cash flow
 information:
  Interest paid during the year..........  $  381,454   $ 163,275  $   532,269
Noncash financing activities:
  Equipment acquired under capital
   lease.................................  $   69,000   $  69,000  $       --
  Conversion of notes payable--
   stockholders..........................         --          --       955,585
  Conversion of stockholder accrued
   interest..............................         --          --       152,595

   The accompanying notes are an integral part of these financial statements.

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 OPERATIONS

  Prizm Environmental and Occupational Health, Inc. ("Prizm") is a multi-location clinic system that provides environmental and occupational healthcare services to New Jersey employers. Services include health and safety compliance and surveillance, workers' compensation injury and illness treatment, and independent medical exams. Pursuant to an agreement and plan of merger dated February 20, 1996, Prizm acquired 100% of the issued and outstanding shares of common stock of Jack G. Siegel M.D., PA ("Seigel") in exchange for 200 shares of Prizm common stock. Siegel provides comprehensive environmental and occupational health services. The merger of Prizm and Siegel was accounted for as a combination of related entities in a manner similar to a pooling of interests. The accompanying financial statements are presented on a combined basis for all periods due to common ownership among the entities.

 UNAUDITED FINANCIAL INFORMATION

  The accompanying unaudited interim combined financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the unaudited combined financial statements. All such adjustments are of a normal and recurring nature.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

 FURNITURE, FIXTURES AND EQUIPMENT

  Furniture, fixtures and equipment are recorded at cost. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the respective assets.

         CLASSIFICATION                     USEFUL LIVES
         --------------                     ------------
         Machinery and equipment.... 7 years
         Furniture and fixtures..... 5 years
         Leasehold improvements..... Remaining life of the lease

  Expenditures for maintenance and repairs are charged to expense as incurred. Expenditures for renewals or betterments are capitalized. The cost of property replaced, retired, or otherwise disposed of is removed from the asset account along with the related accumulated depreciation.

 REVENUE RECOGNITION

  Revenue is recorded at estimated net amounts to be received from employers, third-party payors, and others for services rendered. Prizm operates in a state which regulates the amounts which Prizm can charge for its services associated with work-related injuries and illnesses and physical therapy.

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

 S-CORPORATION--INCOME TAX STATUS

  Prizm, with consent of its current stockholders, has elected to be an S-corporation under the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of Prizm's taxable income. No provision or liability for federal income taxes has been included in the accompanying combined financial statements.

2. FURNITURE, FIXTURES AND EQUIPMENT:

  Furniture, fixtures and equipment consist of the following as of December 31, 1995:

     Machinery and equipment....................................... $   203,623
     Furniture and fixtures........................................      59,312
     Leasehold improvements........................................   1,399,511
     Equipment held under capital leases...........................   3,037,395
                                                                    -----------
                                                                      4,699,841
     Less--Accumulated depreciation and amortization...............  (2,912,457)
                                                                    -----------
       Furniture, fixtures and equipment, net...................... $ 1,787,384
                                                                    ===========

3. NOTES PAYABLE:

  Notes payable consist of the following as of December 31, 1995:

     Unsecured notes payable to stockholders bearing interest at rates ranging from 6% to 8% per annum, principal and accrued interest due at varying intervals through 1998..............  $ 3,252,703
     Unsecured notes payable to banks bearing interest at
      approximately 10% per annum, principal and accrued interest
      are payable in monthly installments through 1996............       56,076
     Notes payable to others......................................       73,974
                                                                    -----------
       Total......................................................    3,382,753
     Less--Current maturities.....................................   (2,142,805)
                                                                    -----------
     Notes payable, noncurrent....................................  $ 1,239,948
                                                                    ===========

  Principal payments subsequent to December 31, 1995, are as follows:

            FOR THE YEAR ENDING DECEMBER 31,
            --------------------------------
            1996.............................. $2,142,805
            1997..............................        --
            1998..............................  1,239,948
                                               ----------
              Total........................... $3,382,753
                                               ==========

  Total interest expense on all obligations for the year was $558,871.

  On February 19, 1996, certain note holders who are also stockholders contributed their notes plus accrued interest totaling $1,108,180 to the additional paid-in capital of Prizm.

  On February 20, 1996, Prizm borrowed approximately $5.6 million from a commercial bank. Approximately $3.5 million represents a revolving credit line. Interest on the credit line is payable monthly based on the bank's

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

prime rate plus 1.5%. The credit line expires in February 1998. The remaining $2.1 million represents a five year term loan. Interest on the term loan is payable monthly based on the bank's prime rate plus 2.5%. Beginning August 1, 1996, monthly principal payments of approximately $37,000 plus interest are due, with final maturity in January 2001. The entire $5.6 million bank financing is collateralized by all assets of Prizm and various amounts are joint and severally guaranteed by the stockholders of Prizm. Prizm's outstanding principal balance of $4.5 million plus accrued interest was included in current liabilities at June 30, 1996, as Prizm was not in compliance with the debt covenants outlined in the financing agreement.

  In connection with the bank financing, the bank obtained common stock warrants that allow the bank to purchase at its option up to 26 shares of common stock of Prizm at an exercise price of $.000001 per share. These warrants expire on February 20, 2006.

4. CAPITAL LEASES:

  Prizm leases various equipment under capital lease agreements. Minimum lease payments at December 31, 1995 are as follows:

            FOR THE YEAR ENDING DECEMBER 31,
            --------------------------------
            1996..............................  $  880,763
            1997..............................     649,096
            1998..............................     486,412
            1999..............................     186,541
            2000..............................       5,069
                                                ----------
              Total...........................   2,207,881
            Less--Interest portion............    (420,041)
                                                ----------
            Present value of net minimum lease
             payments.........................   1,787,840
            Less--Current portion.............    (662,582)
                                                ----------
              Total noncurrent portion........  $1,125,258
                                                ==========

5. COMMITMENTS AND CONTINGENCIES:

 OPERATING LEASES

  Prizm leases office space and equipment under operating leases which expire at various dates through 2008. Prizm paid rent expense of approximately $1,311,000 in 1995. The minimum future rentals under the above leases at December 31, 1995, are as follows:

            FOR THE YEAR ENDING DECEMBER 31,
            --------------------------------
            1996.............................. $1,014,539
            1997..............................  1,016,730
            1998..............................    971,546
            1999..............................    940,873
            2000..............................    901,849
            Thereafter........................  2,654,943
                                               ----------
              Total minimum future rentals.... $7,500,480
                                               ==========

               PRIZM ENVIRONMENTAL AND OCCUPATIONAL HEALTH, INC.

 CONTINGENCIES

  Various suits and claims arising in the normal course of operations are pending against Prizm. Such suits and claims are either specifically covered by insurance or are not material. While the outcome of these suits cannot be determined at this time, management believes that any loss which may arise will not have a material adverse effect on the financial position or results of operations of Prizm.

6. CONCENTRATION OF CREDIT RISK

  As of December 31, 1995, there are no significant concentrations of credit risk within Prizm's accounts receivable.

7. RELATED-PARTY TRANSACTIONS:

  During 1995, Prizm entered into an agreement with a related entity whereby consulting services were performed for Prizm in connection with the development of an occupational health network in the Northeast. Prizm paid approximately $54,000 in 1995 under this agreement.

8. SUBSEQUENT EVENT:

  Prizm has entered into a letter of intent with OccuCenters, Inc., a wholly owned subsidiary of OccuSystems, Inc., in a transaction where all shares of Prizm will be exchanged for OccuSystems, Inc. shares. The transaction closed effective November 1, 1996.

(b)  Pro Forma Financial Information

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 and the unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996 are based on the historical consolidated financial statements of the Company (i) as originally reported, (ii) as restated for the Recent Poolings and (iii) as further adjusted to reflect the following events as if they had occurred on January 1, 1995: (a) consummation of the Company's acquisitions (the "Recent Acquisitions") of Austin Regional Clinic (ARC), Flagstaff Urgent Care, Medical Plaza Industrial Clinic, Advanced Occupational Healthcare, Corporate Health Services, Inc. and Deer Park Family Clinic.

The Company usually implements significant changes to the operations of the practices that it acquires to enhance profitability. Accordingly, these pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the aforementioned transactions occurred at the beginning of each period presented.


                               OccuSystems, Inc.
                Pro Forma Consolidated Statement of Operations
                         Year ended December 31, 1995
                                  (Unaudited)
                                (in thousands)

                                               Historical          Pooling         Restated             Recent
                                           OccuSystems, Inc.     Adjustments   OccuSystems, Inc.     Acquisitions    As Adjusted
                                           -----------------     -----------   -----------------     ------------    -----------
Revenues:
    Net revenues                            $116,223               14,581        130,804              18,131(A)         148,935
Costs and expenses:
    Operating expenses                       101,577               13,511        115,088              14,393(A)         129,481
    Depreciation and amortization              4,142                1,537          5,679                 620(B)           6,299
                                            --------             --------       --------            --------           --------

         Total costs and expenses            105,719               15,048        120,767              15,013            135,780

    Operating income                          10,504                 (467)        10,037               3,118             13,155

Other income (expense):
    Interest expense, net                      1,644                  558          2,202               1,289(C)           3,491
    Other, net                                   561                   -             561                  -                 561
                                            --------             --------       --------            --------           --------
         Total other (income) expense          2,205                  558          2,763               1,289              4,052

Net income (loss) before taxes                 8,299               (1,025)         7,274               1,829              9,103
Provision for income taxes                     3,659                   -           3,659                 640(D)           4,299
                                            --------             --------       --------            --------           --------

Net income                                     4,640               (1,025)         3,615               1,189              4,804
                                            ========             ========       ========            ========           ========

Net income per common share                    $0.28               ($0.81)         $0.21                                  $0.27
                                            ========             ========       ========                               ========

Weighted average number of common shares
   outstanding (in thousands)                 17,855                1,260         19,115                 297(E)          19,412
                                            ========             ========       ========            ========           ========

     The accompanying notes are an integral part of the Pro Forma Consolidated Financial Statements.

                               OccuSystems, Inc.
                Pro Forma Consolidated Statement of Operations
                    For the six months ended June 30, 1996
                                  (Unaudited)
                                (in thousands)

                                                Historical          Pooling           Restated            Recent
                                             OccuSystems, Inc.    Adjustments     OccuSystems, Inc.    Acquisitions     As Adjusted
                                            ------------------  --------------   ------------------    ------------     -----------
Revenues:
    Net revenues                                  $ 70,990               7,078           78,068           1,869(A)          79,937
Costs and expenses:
    Operating expenses                              59,608               6,934           66,542           1,567(A)          68,109
    Depreciation and amortization                    2,756                 345            3,101              60(B)           3,161
                                                  --------            --------         --------        --------           --------

         Total costs and expenses                   62,364               7,279           69,643           1,627             71,270

    Operating income                                 8,626                (201)           8,425             242              8,667

Other income (expense):
    Interest expense                                   580                 429            1,009              79(C)           1,088
    Other, net                                         218                  (3)             215                                215
                                                  --------            --------         --------        --------           --------
         Total other (income) expense                  798                 426            1,224              79              1,303
                                                  --------            --------         --------        --------           --------

Net income (loss) before extrardinary charge         7,828                (627)           7,201             163              7,364

Provision for income taxes                           2,740                  -             2,740              57(D)           2,740
                                                  --------            --------         --------        --------           --------

Net income                                        $  5,088            $   (627)        $  4,461        $    106           $  4,567
                                                  ========            ========         ========        ========           ========

Net income per share                                 $0.25                                $0.22                              $0.22
                                                  ========                             ========                           ========

Weighted average number of common shares
   outstanding (in thousands)                       20,611                 760           21,371              12(E)          21,383
                                                  ========            ========         ========        ========           ========


     The accompanying notes are an integral part of the Pro Forma Consolidated Financial Statements.

                               OccuSystems, Inc.
                     Pro Forma Consolidated Balance Sheet
                                 June 30, 1996
                                  (Unaudited)
                                (in thousands)

                                       Historical            Pooling           Restated              Recent
                                    OccuSystems, Inc.      Adjustments     OccuSystems, Inc.      Acquisitions       As Adjusted
                                    -----------------      -----------     -----------------      ------------       -----------
Assets

Current Assets
    Cash and cash equivalents            $  4,886                    87             4,973              (1,169)(F)        3,804
    Accounts receivable, trade, net        30,388                 3,464            33,852                 282 (F)       34,134
    Other current assets                    4,937                    94             5,031                                5,031
                                         --------              --------          --------            --------         --------
         Total current assets              40,211                 3,645            43,856                (887)          42,969

    Property and equipment, net            23,772                 1,531            25,303                  50 (F)       25,353
    Intangible assets                      91,980                                  91,980               1,053 (F)       93,033
    Other assets                            3,731                   168             3,899                                3,899
                                         --------              --------          --------            --------         --------
                                         $159,694              $  5,344          $165,038            $    216         $165,254
                                         ========              ========          ========            ========         ========

Liabilities and Shareholders Equity
Current liabilities
    Current portion of long-term debt    $    503                 6,133             6,636                                6,636
    Accounts payable                        1,476                   479             1,955                                1,955
    Accrued expenses                       14,246                 2,965            17,211                               17,211
                                         --------              --------          --------            --------         --------
         Total current liabilities         16,225                 9,577            25,802                  -            25,802

Long-term debt, net of current portion     13,930                   123            14,053                               14,053
Other liabilities                           3,439                    66             3,505                                3,505
                                         --------              --------          --------            --------         --------
    Total liabilities                      33,594                 9,766            43,360                  -            43,360


Stockholders' equity
    Common stock                              197                   (64)              133                                  133
    Additional paid-in capital            135,422                 1,562           136,984                 216 (F)      137,200
    Accumulated deficit                    (9,519)               (5,920)          (15,439)                 -           (15,439)
                                         --------              --------          --------            --------         --------
    Total stockholders' equity            126,100                (4,422)          121,678                 216          121,894
                                         --------              --------          --------            --------         --------
                                         $159,694              $  5,344          $165,038            $    216         $165,254
                                         ========              ========          ========            ========         ========

     The accompanying notes are an integral part of the Pro Forma Consolidated Financial Statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(A) Reflects the historical net revenues and operating expenses for the Recent Acquisitions on a consolidated basis as if the Recent Acquisitions had occurred on January 1, 1995. Gives effect to cost-saving measures implemented subsequent to the acquisition date, totalling $725,000 for the year ended December 31, 1995 and $75,000 for the six months ended June 30, 1996.

(B) Reflects incremental depreciation and amortization charges as a result of the Recent Acquisitions.

(C) Reflects additional interest expense attributable to debt issued, assumed or incurred as a direct result of the Recent Acquisitions.

(D) Represents an adjustment to reflect income tax expense at an assumed effective tax rate of 35%.

(E)  Represents shares issued in connection with the Recent Acquisitions.

(F)  Reflects adjustments for the consummation of Recent Acquisitions.